Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(24,954,490)
Realized Gain (Loss) on Swap Contracts	(6,339,776)
Unrealized Gain (Loss) on Market Value of Commodity Futures	16,890,550
Unrealized gain (loss) on Fair Value of Swap Contracts	4,139,282
Dividend Income	2,036,363
Interest Income	947,785
ETF Transaction Fees	27,000
Total Income (Loss)	$(7,253,286)

Expenses
General Partner Management Fees	$351,912
Professional Fees	176,997
Brokerage Commissions	124,296
Directors' Fees and insurance	61,781
License fees	11,731
Total Expenses	$726,717
Net Income (Loss)	$(7,980,003)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/25	$884,669,387
Additions (6,500,000 Shares)	459,844,971
Withdrawals ((5,300,000) Shares)	(376,484,749)
Net Income (Loss)	(7,980,003)

Net Asset Value End of Month	$960,049,606
Net Asset Value Per Share (13,223,603 Shares)	$72.60

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596